UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

Blackstone Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01358	84-7071531
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 31st Floor New York, New York	10154
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 503-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

Portfolio Commentary

Portfolio Update

(All data as of September 30, 2023, unless otherwise noted)

The expanding private credit market has entered a new phase of “higher for longer” interest rates, an environment from which we believe Blackstone Private Credit Fund (“BCRED” or the “Fund”) is built to benefit. Our third-quarter performance aptly captures the strength of the Fund: BCRED delivered a 10.5% annualized distribution yield1 and generated 4.1% of total return, bringing year-to-date return to 10.7% for Class I shares2. Since inception, BCRED has outperformed fixed income indices, including leveraged loans, high-yield bonds, and investment-grade bonds3.

BCRED Has Outperformed Fixed Income Markets2,3

(inception-to-date total returns)

BCRED has generated increased interest income from its 98% floating rate debt portfolio4. However, while higher rates benefit floating rate lenders, they place pressure on borrowers to meet these higher debt costs. We believe investors will soon discover that not all private credit is created equal.

BCRED benefits from Blackstone’s scale as the largest alternative investment manager in the world with $1 trillion in assets under management5, which offers significant benefits to inform decisions regarding where we invest, and—equally important—where we avoid investing. BCRED has focused on larger companies which we believe are better positioned to navigate across different market cycles than smaller companies. Over the past 12 months, smaller companies have comprised more than 80% of assets that have underperformed in the broader private credit market6. BCRED has sought to limit its exposure to recession-prone, highly cyclical industries (e.g., retail, industrials) where default rates have historically been higher7,9. Simply put, in today’s environment, our key focus is on risk mitigation through asset selection and active management. As credit investors, we are focused on the downside and, while the economic backdrop has proven durable, we are cautious of market headwinds. We have high conviction in BCRED’s defensively positioned portfolio, based on the following:

•

First Lien Senior Secured, Low Loan-To-Value: BCRED seeks to protect investor capital by lending at the top of the capital structure with significant equity cushion beneath our loan. BCRED’s portfolio is 97% senior secured debt[4] and has an average loan-to-value ratio of 43%[8].

•

Good Investment Neighborhoods: 90% of BCRED’s portfolio is invested in historically resilient and lower-default-rate sectors[9], such as software, healthcare providers and services, and professional services.

•

Larger Companies: BCRED has focused on lending to larger companies with an average last twelve month EBITDA, or operating profit, of $215 million[10] compared to $87 million for the broader private credit market[11]. Larger companies[12] have historically shown lower levels of default than smaller borrowers[13].

•

Portfolio Health: BCRED’s portfolio has 0.2% of investments on non-accrual[14] as of today, a metric commonly viewed as an indicator of potential defaults, which is a fraction of the 2.1% average for our peer set[15]. Since 2005, Blackstone Credit has experienced an annualized loss rate of 0.10% in its North America Direct Lending track record[16].

The health of BCRED’s underlying portfolio supports our conviction. BCRED’s portfolio companies’ earnings have grown twice as much as the broader private credit market in the last year17,26. Notably, underlying performance has been consistent across vintages. BCRED’s 2021 vintage deals have exhibited EBITDA growth of 23% since close, which has performed in line with 2022 vintage deals with 24% growth18. Across the portfolio, companies’ earnings are approximately 60% higher than cash interest paid (or an interest coverage ratio of 1.6x)19, which we view as ample cushion.

External validation of BCRED’s portfolio has also maintained our conviction. Moody’s recently upgraded BCRED’s outlook, making it the first and only fund of its kind with a positive outlook, as of September 14, 202320, saying that BCRED’s senior secured focus may “reduce BCRED’s credit risk” and “reduce the volatility” of its portfolio and earnings “in comparison to BDCs with more significant investments in subordinate and lower quality loans.”

We believe these strong portfolio attributes directly tie to a manager’s skill and approach to portfolio construction. We seek to set ourselves apart with the power of Blackstone’s platform and a dedicated team who can partner with portfolio companies to add value after BCRED makes a loan. Through Blackstone Credit’s Value Creation program, to which BCRED portfolio companies have full access, we have generated more than $500 million in revenues through cross-sell introductions and created over $3.5 billion of implied enterprise value across Blackstone Credit21. As a lender, the Blackstone Credit Value Creation program helps us de-risk our investments and protect investor capital.

Commercial bank retrenchment, high lending rates, and lingering capital market uncertainty continue to support a favorable backdrop and we believe BCRED is poised to capitalize on this environment. Rising base rates and credit spreads lifted BCRED’s average yield on new investments to 12.1% during the third quarter, compared with 7.1% during the fourth quarter of 202122. In the third quarter, BCRED’s earnings yield remained a strong 12.6%23, well above the Fund’s 10.5% annualized distribution yield1. BCRED continues to outearn its distribution, which allows excess earnings to accrue to the Fund’s net asset value.

BCRED, the world’s largest private credit non-traded business development company, supported by Blackstone Credit as the world’s largest credit manager, is advantageously positioned to:

•	Continue to invest at a scale that many lenders simply cannot, as Blackstone Credit has led over 30 $1 billion+ deals,

•	Operate at a conservative debt-to-equity ratio (which was 0.88x as of quarter end) with ample liquidity of more than $8 billion[24] to invest in new private credit transactions, and

•	Capitalize on the growth in our potential investment pipeline, as the total number of deals and number of deals over $1 billion have both doubled since March of this year.

Opportunities abound in the current environment, and we believe we will match that great opportunity with even greater selectivity.

Thank you for your trust in our platform, our process, and our team.

## Stronger Growth

13%
5%
BCRED[26]
Industry[27]

## Stronger Credit Quality

Non-accruals as a Percentage of Cost

2.1%
0.2%
BCRED[14]
Private Credit BDC Peers[15]

HealthComp / Virgin pulse

**BXC Deal Focus**

**Scale**

Sole lender to a $3B+ merger

**BX Platform**

Strong firm-wide relationship with private equity sponsors

**Incumbency**

Existing lender to both HealthComp and Virgin Pulse

**Value Creation**

Generated revenue through cross-sell

47h .65h FOR EXISTING SHAREHOLDERS ONLY BCRED’s portfolio has compared favorably to the broader private credit market Stronger Growth Stronger Credit Quality Year-over-Year Growth in 12-Month EBITDA, or Non-accruals as a Percentage of Cost Operating Profit 2.1% 13% 5% 0.2% (26) (27) (14) (15) BCRED Industry BCRED Private Credit BDC Peers Recent Deal Focus: Blackstone Credit was sole provider of a large commitment to healthcare company BXC Deal Focus Scale BX Platform Sole lender to a $3B+ Strong firm-wide merger relationship with private equity sponsors Incumbency Value Creation Existing lender to both Generated revenue HealthComp and through cross-sell Virgin Pulse BCRED 3Q23 QUARTERLY UPDATE Blackstone | 2

## Key Portfolio Metrics

**$48.4B** total assets

**43%** loan-to-value[8]

**52** industries[7]

**506** positions[7]

## Q3 2023 BCRED highlights

### Seniority
(% of senior secured assets)

97%
84%
BCRED[4]
Private Credit BDC Peers[28]

### Scale
(average issuer EBITDA)

$215M
~2.5x
higher
$87M
BCRED[10]
Industry[11]

### Sectors[25]
(at FMV)

Software
27%
Professional Services
12%
Health Care Providers & Services
12%
Insurance
5%
IT Services
5%

**90%** of portfolio invested in lower default rate sectors[9]

.47h .65h FOR EXISTING SHAREHOLDERS ONLY Key Portfolio Metrics $48.4B 43% 52 506 total assets loan-to-value(8) industries(7) positions(7) Q3 2023 BCRED highlights Seniority Scale (% of senior secured assets) (average issuer EBITDA) $215M 97% ~2.5x 84% higher $87M BCRED (4) Private Credit BDC Peers(28) BCRED(10) Industry(11) Sectors(25) (at FMV) Software 27% Professional Services 12% Health Care Providers 12% 90% & Services of portfolio invested in Insurance 5% lower default rate sectors(9) IT Services 5% BCRED 3Q23 QUARTERLY UPDATE Blackstone | 2

End Notes

Note: Data is as of September 30, 2023 unless otherwise indicated. Reflects Blackstone Credit’s views and beliefs. Returns for periods greater than one year are annualized. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve results comparable to those of any of Blackstone Credit’s prior funds or be able to implement its strategy or achieve its investment objectives, including due to an inability to access sufficient investment opportunities.

[1]

Annualized Distribution Yield reflects September’s distribution annualized and divided by last reported net asset value (“NAV”) from August. Distributions are not guaranteed. Past performance is not necessarily indicative of future results. Distributions have been and may in the future be funded through sources other than cash flow. See BCRED’s prospectus. Please visit the Shareholders page for notices regarding distributions subject to Section 19(a) of the Investment Company Act of 1940. We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including the sale of assets, borrowings, return of capital, or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. As of September 30, 2023, 100% of inception to date distributions were funded from cash flows from operations. A return of capital (1) is a return of the original amount invested, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a shareholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price. Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the Adviser or its affiliates, that may be subject to reimbursement to the Adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled. Annualized Distribution Yield for other share classes are as follows: 9.7% for Class S and 10.3% for Class D.

[2]

Total Net Return is calculated as the change in NAV per share during the period, plus distributions per share (assuming dividends and distributions are reinvested) divided by the beginning NAV per share. Returns greater than one year are annualized. Inception to date (ITD) total return for Class S (no/with upfront placement fee): 8.9%/7.5%. ITD total return for Class D (no/with upfront placement fee): 8.8%/8.1%. Year to Date (YTD) total return for Class S (no/with upfront placement fee): 10.0%/6.2%. YTD total return for Class D (no/with upfront placement fee): 10.5%/8.9%. Quarter to date (QTD) total return for Class S (no/with upfront placement fee): 3.9%/0.3%. QTD total return for Class D (no/with upfront placement fee): 4.1%/2.5%. All returns shown are derived from unaudited financial information and are net of all BCRED expenses, including general and administrative expenses, transaction related expenses, management fees, incentive fees, and share class specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance is historical and not a guarantee of future results. Class D and Class S listed as (With Upfront Placement Fee or Brokerage Commissions) reflect the returns after the maximum upfront placement fees. Class D and Class S listed as (No Upfront Placement Fee or Brokerage Commissions) exclude upfront placement fees. Class I does not have upfront placement fees. The returns have been prepared using unaudited data and valuations of the underlying investments in BCRED’s portfolio, which are estimates of fair value and form the basis for BCRED’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated.

[3]

Please see “Index Definitions” and “Index Comparison” at the end of this communication for more information. Source: Morningstar, Blackstone Credit as of September 30, 2023. “Leveraged Loans” is represented by Morningstar LSTA US Leveraged Loan Index. “High Yield Bonds” is represented by the Bloomberg US Corporate High Yield Index. “Investment Grade Bonds” is represented by the Bloomberg US Aggregate Bond Index. There can be no assurances that any of the trends described throughout this letter will continue or will not reverse.

[4]

As a percentage of BCRED’s investment portfolio excluding equity investments in joint ventures which have similar portfolio composition and underlying qualities. BCRED’s investment portfolio excluding equity investments in joint ventures has an average mark of 97.3 as of September 30, 2023.

[5]

Assets under management (“AUM”) are estimated and unaudited. “AUM” includes co-investments and Blackstone’s GP and side-by-side commitments, as applicable. There can be no assurance that any Blackstone fund or investment will achieve its objectives or avoid substantial losses.

[6]

As of June 30, 2023. Source: the “Lincoln International Private Market Database,” (“Lincoln”) also known as the Lincoln Valuations & Opinions Group (“VOG”) Database, which is a quarterly compilation of over 4,750 portfolio companies from a wide assortment of private equity investors and non-bank lenders. Most of these companies are highly levered with debt financing provided via the direct lending market and in many instances, Lincoln estimates the fair value of at least one senior debt security in the portfolio companies’ capital structures. In assessing the data, VOG relies on commonly accepted valuation methodologies and each valuation analysis is unique and conforms to fair value accounting principles. The analyses are then vetted by auditors, fund managers and their board of directors, as well as other regulators. © 2023 Lincoln Partners Advisors LLC. All rights reserved. Third party use is at user’s own risk.

Lincoln describes smaller companies in the private credit market to be those with fewer than $50 million EBITDA and larger companies to be those with over $100 million EBITDA. Underperforming private credit assets for this analysis are represented by those associated with a borrower with interest coverage less than 1.0x (where interest coverage is defined as the ratio of EBITDA-to-cash interest paid). More than 80% of loans in the Lincoln International Private Market Database that had an interest coverage less than 1.0x over the last 12 months were those associated with a smaller company with an EBITDA below $50 million.

[7]	Diversification does not assure a profit or protect against a loss in a declining market.
[8]

Includes all private debt investments for which fair value is determined by BCRED’s Board of Trustees (“the Board”) in conjunction with a third-party valuation firm and excludes quoted assets and may reflect a normalized or adjusted amount. Average loan-to-value represents the net ratio of loan-to-value for each such portfolio company, weighted based on the fair value of total applicable BCRED private debt investments. Loan-to-value is calculated as the current total net debt through each respective loan tranche divided by the estimated enterprise value of the portfolio company as of the most recent quarter end. See BCRED’s prospectus.

[9]

As a percentage of the fair value of BCRED’s investment portfolio excluding investments in joint ventures. Based on annualized U.S. leveraged loan default rates by industry from 2007 to 2022, as published by Fitch. “Lower-default sectors” defined as those which have an average annual default rate below 2% based on annualized U.S. leveraged loan default rates by industry from 2007 to 2022, as published by Fitch. GICS industry classifications utilized in BCRED reporting are re-mapped by Blackstone Credit to Fitch industry classifications for comparison purposes.

[10]

Average last twelve month EBITDA (“LTM EBITDA”) includes all private debt investments for which fair value is determined by BCRED’s Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts are weighted on fair market value of each respective investment. Amounts were derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, and may reflect a normalized or adjusted amount. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, LTM EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation and amortization over the preceding 12-month period. Currency fluctuations may have an adverse effect on the value, price or income and costs of our portfolio companies and investments which may increase or decrease as a result of changes in exchange rates.

[11]	Industry average represented as the average LTM EBITDA of issuer companies of loans in the Lincoln International Private Market Database as of June 30, 2023.
[12]

Larger companies for purposes of this communication considered to be greater than $100 million in LTM EBITDA and smaller companies considered to be less than $50 million in LTM EBITDA. As of September 30, 2023, greater than 67% of BCRED’s private debt investments by fair value are in companies with greater than $100 million LTM EBITDA and less than 10% of BCRED private debt investments by fair value are in companies with less than $50 million LTM EBITDA. By contrast, less than 23% of the private credit market by company count is comprised of companies with over $100 million LTM EBITDA and greater than 50% of the private credit market by company count is comprised of companies with less than $50 million LTM EBITDA, as proxied by the Lincoln International Private Market Database. Some of the investments may be considered to have speculative characteristics. See Summary of Risk Factors in BCRED’s Prospectus for more information.

[13]

Lincoln International Private Market Database. Represented as the average quarterly share of companies in the Lincoln database that have breached at least one covenant for the period 2Q’18 through 2Q’23, which is the full sample for which data is currently available. Average quarterly covenant default rates for companies with less than $50 million in EBITDA and greater than $100 million in EBITDA was 2% and 1%, respectively, in the noted time period.

[14]

As of September 30, 2023 and as assessed through today. Calculated as the amortized cost of loans on non-accrual divided by total amortized cost of the BCRED portfolio excluding investments in joint ventures. Based on the fair market value of the BCRED portfolio excluding investments in joint ventures, BCRED’s non-accrual rate is 0.1%. Loans are generally placed on non-accrual status when there is reasonable doubt whether principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Additionally, any original issue discount and market discount are no longer accreted to interest income as of the date the loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

[15]

Private Credit BDC Peers is represented by the peer average non-accrual rate as of June 30, 2023, weighted by total NAV. Non-accrual rate is calculated for each BDC as the amortized cost of loans on non-accrual status divided by total amortized cost of the investment portfolio. Based on the fair market value of Private Credit BDC Peers, the Private Credit BDC Peers non-accrual rate is 1.0%. Non-accrual status of a given loan is self-reported by each BDC and is intended to indicate when there is reasonable doubt that said loan’s principal or interest will be collected in full. Private Credit BDC Peers included traded and non-traded BDCs. Traded BDCs include all those which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2022 (excluding BXSL, which is managed by Blackstone Credit like BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corp (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC Inc (GBDC), Goldman Sachs BDC Inc (GSBD), Sixth Street Specialty Lending Inc (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corp (OCSL), Barings BDC Inc (BBDC), Bain Capital Specialty Finance Inc (BCSF), Blue Owl Capital Corp (OBDC) and SLR Investment Corp (SLRC). Nontraded BDCs include perpetual funds which are externally-managed, had effective registration statements as of 2022 and were actively fundraising (based on Blackstone market research), have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2022: Blue Owl Credit Income Corporation (OCIC), HPS Corporate Lending Fund (HLEND), and Apollo Debt Solutions (ADS).

[16]

The North America Direct Lending track record represents U.S. and Canada first lien and unitranche debt, or non-U.S. first lien and unitranche debt where >50% of the revenue is generated from the U.S. (which may be secured by the applicable borrower’s assets and/or equity) transactions in companies that were originated or anchored by certain Blackstone Credit managed, advised or sub-advised funds (including the Fund, Blackstone Credit managed mezzanine funds and Blackstone Credit sub-advised BDCs, as well as certain other Blackstone Credit managed funds and accounts) and, with respect to certain transactions, investments allocated to affiliates of Blackstone Credit, which may be sold to Blackstone Credit managed funds or accounts in the future (the “North America Direct Lending track record”). The track record includes investments for periods prior to December 31, 2017, in BDCs that were sub-advised by Blackstone Credit on a non-discretionary basis until April 9, 2018 (the “Sub-Advised Investments”). With respect to certain transactions, the North America Direct Lending track record includes free equity and/or warrants that accompanied the debt financings, as well as any loans or securities into which the applicable first lien and unitranche debt may have been restructured subsequent to Blackstone Credit’s initial investment. The North America Direct Lending track record excludes (i) broadly syndicated, mezzanine, second lien and equity (other than the aforementioned free equity and/or warrants or securities issued upon restructuring) transactions, among others and (ii) transactions where Blackstone Credit’s invested capital (net of transactions fees) was under $25 million.

The annualized loss rate represents annualized net losses for substantially realized investments. Whether an investment is substantially realized is determined in the manager’s discretion. Investments are included in the loss rate if (1) a payment was missed, (2) bankruptcy was declared, (3) there was a restructuring, or (4) it was realized with a total multiple on invested capital less than 1.0x. Net losses include all profits and losses associated with these investments, including interest payments received. Net losses are represented in the year the investment is substantially realized and excludes all losses associated with unrealized investments. The annualized net loss rate is the net losses divided by the average annual remaining invested capital within the platform. Investments sourced by Blackstone Credit for the Sub-Advised Investments did, in certain cases, experience defaults and losses after Blackstone Credit was no longer sub-adviser, and such defaults and losses are not included in the rates provided. Prior to December 31, 2022, the methodology used by the North America Direct Lending track record for calculating the platform’s average annual loss rate was based on net loss of principal resulting only from payment defaults in the year of default which would exclude interest payments. Past performance is not necessarily indicative of future results, and there can be no assurance that Blackstone Credit will achieve comparable results or that any entity or account managed by or advised by Blackstone Credit will be able to implement its investment strategy or achieve its investment objectives.

[17]

Portfolio company free cash flow conversion is estimated to be 87% on average versus 64% for the average leveraged loan borrower (estimated as the ratio of average LTM adjusted EBITDA less average LTM capital expenditures, divided by average LTM adjusted EBITDA for leveraged loan borrowers. Source: J.P. Morgan). Free cash flow conversion is estimated as EBITDA less capital expenditures, divided by EBITDA for each respective portfolio company and is weighted on fair market value of each respective investment. BCRED averages include all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA, capital expenditures and free cash flow conversion are non-GAAP financial measures.

[18]

Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2023, portfolio company EBITDA has increased 24% on average across all vintages since the funding of each respective loan excluding those portfolio companies for which updated financial statements are not available subsequent to funding, which has led to average deleveraging of 0.6x. As of September 30, 2023, portfolio companies funded in 2021 have an average 47% loan-to-value and 1.6x ICR while portfolio companies funded in 2022 have an average 40% loan-to-value and 1.6x ICR.

[19]

Interest coverage ratio is estimated as the ratio of LTM EBITDA, to cash interest paid over the last 12 months for each respective portfolio company. Includes all private debt investments for which fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. Amounts derived from the most recently available portfolio company financial statements, have not been independently verified by BCRED, may reflect a normalized or adjusted amount, and are generally about 90 days in arrears. Accordingly, BCRED makes no representation or warranty in respect of this information. As of September 30, 2023, approximately 5% of BCRED’s private investments have less than 1.0x interest coverage ratio.

[20]

BCRED has an investment grade credit rating of BBB / positive outlook from DBRS Morningstar, provided on November 7, 2022, and an investment grade of Baa3 / positive from Moody’s, provided on September 14, 2023, and an investment grade credit rating of BBB- / stable from S&P, reiterated on December 12, 2022. The underlying loans in BCRED are not rated. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. Blackstone provides compensation directly to DBRS/Morningstar, Moody’s and S&P for its evaluation of the Fund. Credit ratings do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice.

[21]

Numbers presented are since inception of the Value Creation program in 2016. Data presented is based on internal Blackstone data recorded and not from financial statements of portfolio companies. Represents (a) estimated total cost reduction at the time cost is benchmarked with portfolio companies, with exception of multi-year software contracts where cumulative identified cost reduction is included, and represents a de minimis amount of overall opportunities multiplied by (b) enterprise value multiple at the time of BXC’s initial investment. The number is presented for illustrative purposes and does not reflect actual realized proceeds to BXC or to the equity sponsor or the company, and there can be no assurance that realized proceeds received by Blackstone or any investor in a Blackstone fund will be increased as a result.

[22]

Includes all privately originated deals funded in respective quarters. Q4 2021 and Q3 2023 represent periods of contrasting base rates. Yields reflect average spread and origination fees or OID (estimated to be amortized over 3 years based on the expected hold period) of private deals completed during respective quarters. On average, in Q4 2021, new investments had 0.8% base rate / floor and 6.3% spread and origination fees while in Q3 2023, new investments had average 5.1% base rate and 7.0% spread and origination fees.

[23]

Earnings Yield represents Net Investment Income Return On Equity which is defined as the net income earned on investments attributable to BCRED Class I shareholders and is calculated as annualized quantity of net investment income earned by the portfolio of assets in the quarter divided by beginning of period net asset value. Net Investment Income Return On Equity for other share classes is as follows: 11.7% for Class S and 12.3% for Class D.

[24]

As of September 30, 2023. Available liquidity is comprised of cash and cash equivalents plus the amount available to draw upon across all revolving credit facilities, net of limitations related to each respective credit facility’s borrowing base.

[25]

Measured as the fair market value of investments for each category against the total fair market value of all investments. Totals may not sum due to rounding. BCRED’s investment in joint ventures are excluded from the industry top 5.

[26]

LTM EBITDA Growth excludes private debt investments that funded after September 30, 2022. Fair value is determined by the Board in conjunction with a third-party valuation firm and excludes quoted assets. BCRED amounts are weighted on fair market value of each respective investment. BCRED amounts were derived from the most recently available portfolio company financial statements (which are generally one quarter in arrears), have not been independently verified by BCRED, and may reflect a normalized or adjusted amount.

Accordingly, BCRED makes no representation or warranty in respect of this information. EBITDA is a non-GAAP financial measure. For a particular portfolio company, EBITDA is generally defined as net income before net interest expense, income tax expense, depreciation, and amortization over the LTM. EBITDA growth year-over-year may reflect some inorganic growth due to mergers and acquisitions (M&A).

[27]	Industry represented as the average LTM EBITDA of issuer companies of loans in the Lincoln International Private Market Database as of June 30, 2023.
[28]

Private Credit BDC Peers represented by the average share of investment portfolio in senior secured assets, weighted by total net asset value and using latest reported financials as of June 30, 2023. Ratio of senior secured investments excludes equity investments in unconsolidated joint ventures and separately managed accounts. Private Credit BDC Peers included traded and non-traded BDCs. Traded BDCs include all those which are externally-managed with market capitalizations in excess of $750 million as of December 31, 2022 (excluding BXSL, which is managed by Blackstone Credit like BCRED and has significant overlap in its investments with BCRED): Ares Capital Corporation (ARCC), FS KKR Capital Corp (FSK), Prospect Capital Corporation (PSEC), Golub Capital BDC Inc (GBDC), Goldman Sachs BDC Inc (GSBD), Sixth Street Specialty Lending Inc (TSLX), New Mountain Finance Corporation (NMFC), Oaktree Specialty Lending Corp (OCSL), Barings BDC Inc (BBDC), Bain Capital Specialty Finance Inc (BCSF), Blue Owl Capital Corp (OBDC) and SLR Investment Corp (SLRC). Non-traded BDCs include perpetual funds which are externally-managed, had effective registration statements as of 2022 and were actively fundraising (based on Blackstone market research), have broad exposure across industries in their investments and not sector-focused, and had net asset values in excess of $2 billion as of December 31, 2022: Blue Owl Credit Income Corporation (OCIC), HPS Corporate Lending Fund (HLEND), and Apollo Debt Solutions (ADS).

[29]

The information provided, including dollar amounts, represents the aggregated investment of all participating Blackstone Credit vehicles, including the Fund. The final dollar amount of the Fund’s portion of the investment will be determined and disclosed in the Fund’s future periodic reports.

Index Definitions

Morningstar LSTA US Leveraged Loan Index is a market value-weighted index designed to measure the performance of the US leveraged loan market based upon market weightings, spreads and interest payments.

Bloomberg US Corporate High Yield Index measures the USD-denominated, high yield, fixed-rate corporate bond market. Securities are classified as high yield if the middle rating of Moody’s, Fitch and S&P is Ba1/BB+/BB+ or below.

Bloomberg US Aggregate Bond Index represents securities that are SEC-registered, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

Index Comparison. The volatility and risk profile of the indices presented in this document is likely to be materially different from that of BCRED. In addition, the indices employ different investment guidelines and criteria than BCRED and do not employ leverage; as a result, the holdings in BCRED and the liquidity of such holdings may differ significantly from the securities that comprise the indices. The indices are not subject to fees or expenses and it may not be possible to invest in the indices. A summary of the investment guidelines for the indices presented is available upon request.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Past performance is not necessarily indicative of future results. The opinions expressed herein reflect the current opinions of Blackstone as of the date appearing in this material only. There can be no assurance that views and opinions expressed in this document will come to pass. The above is not intended to be indicative of future results to be achieved by the proposed fund; actual results may differ materially from the information generated through the use of illustrative components of return. While Blackstone believes that these assumptions are reasonable under the circumstances, there is no assurance that the results will be obtained, and unpredictable general economic conditions and other factors may cause actual results to vary materially. Any variations could be adverse to the actual results.

Certain information contained in this communication constitutes “forward looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus, and any such updated factors included in its periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s prospectus and other filings). Except as otherwise required by federal securities laws, BCRED undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE PRIVATE CREDIT FUND

Date: October 23, 2023	By:	/s/ Oran Ebel
	Name:	Oran Ebel
	Title:	Chief Legal Officer and Secretary